UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2005

RedEnvelope, Inc.

(Exact name of registrant as specified in its charter)

0-50387
(Commission File Number)

Delaware	33-0844285
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 New Montgomery Street
San Francisco, California 94105
(Address of principal executive offices, with zip code)

(415) 371-9100
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EXHIBIT 10.45
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement.

     In connection with the appointment of Polly Boe as the Chief Financial Officer of RedEnvelope, Inc. (the “Company”), the Company entered into an employment offer letter dated March 28, 2005, with Ms. Boe, the terms of which are described in Section 5.02(c) below and is qualified by reference to the provisions of the offer letter filed as Exhibit 10.45 hereto.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

     Eric Wong has resigned from the position of Chief Financial Officer of the Company effective April 18, 2005.

(c)

     Polly Boe, 50, has been appointed by the Company’s Board of Directors (the “Board”) to serve as its Chief Financial Officer, effective April 18, 2005. Prior to joining the Company Ms. Boe was the Chief Financial Officer of the Sundance Catalog, a specialty direct retailer located in Salt Lake City, Utah, a post she had held since July 2001. From March 1999 to June 2000, Ms. Boe served as the Chief Financial Officer of Esprit de Corp., a branded apparel retailer and wholesaler. From 1978-1998, Ms. Boe held several positions at Levi Strauss & Co., including the Vice President, Finance of Levi Strauss Americas and of Levi Strauss USA and Vice President of Planning and Performance of Levi Strauss North America. Ms Boe is a certified public accountant and holds a BBA from the University of Texas at Austin.

     Ms. Boe’s offer letter dated March 28, 2005, provides for an annual salary of $250,000 and, upon the commencement of her employment with the Company, the grant of an option to purchase 60,000 shares of the Company’s stock pursuant to the Company’s 1999 Stock Plan. Ms. Boe’s option will vest as to 25% of the shares on the day her employment begins and as to the balance of the shares in equal monthly installments over the three-year period thereafter, subject to her continuing employment. Such offer letter also provides that Ms. Boe will receive severance payments equal to six months of her base salary, paid ratably over a six month period, and, at her election, six months of continued health care insurance coverage, in the event her employment is terminated by the Company other than for cause and provided that she signs the Company’s standard general release of any claims against the Company. Ms. Boe is employed by the Company on an at-will basis. Ms. Boe’s offer letter also provides for reimbursement of up to $30,000 of the expenses of moving her household to the San Francisco area and for the provision of up to three months of temporary housing during her relocation.

     The Company issued a press release on March 28, 2005, announcing the resignation of Mr. Wong and the appointment of Ms. Boe as the Company’s Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1.

(d)

     On March 28, 2005, the Board increased the size of the Board to seven members, pursuant to a resolution adopted by the Board, and appointed Joseph C. Gandolfo to serve as a member of the Board, effective as of April 4, 2005, until the next annual meeting of stockholders and until his successor has been duly elected and qualified or until the earlier of his death, resignation, disqualification or removal. Mr. Gandolfo was not immediately named to serve on any committees of the Board. In connection with Mr. Gandolfo’s appointment to the Board, he will be automatically granted an option to purchase 40,000 shares of the Company’s common stock under the Company’s 2003 Directors’ Stock Option Plan, subject to the standard terms therof.

     The Company issued a press release on March 30, 2005, announcing the appointment of Mr. Gandolfo as a director of the Company, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

10.45	Employment offer letter dated March 28, 2005, between RedEnvelope, Inc. and Polly Boe
99.1	RedEnvelope, Inc. Press Release dated March 29, 2005 (announcing management change)
99.2	RedEnvelope, Inc. Press Release dated March 30, 2005 (announcing director appointment)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RedEnvelope, Inc.
Date: March 31, 2005	By:	/s/ Alison May
Alison May, President and
Chief Executive Officer

Index to Exhibits

Exhibit
Number	Description
10.45	Employment offer letter dated March 28, 2005, between RedEnvelope, Inc. and Polly Boe
99.1	RedEnvelope, Inc. Press Release dated March 29, 2005 (announcing management change)
99.2	RedEnvelope, Inc. Press Release dated March 30, 2005 (announcing director appointment)